Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Ancestry.com Inc. 2009 Stock Incentive Plan of our report dated February 17, 2012, with respect to the consolidated financial statements of Ancestry.com Inc., and the effectiveness of internal control over financial reporting of Ancestry.com Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

February 17, 2012